EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-80230, No. 333-32569, No. 333-57565, No. 333-99185, No. 333-62570, No. 333-174154 and in Post-Effective Amendment No. 1 to Registration Statement No. 333-99185 all on Forms S-8 and in Registration Statements No. 333-25637, No. 333-103119, No. 333-126046, No. 333-135195, No. 333-159372, No. 333-177864, Amendment No. 1 to Registration Statement No. 33-84536, Amendment No. 4 to Registration Statement No. 333-70295, Amendment No. 1 to Registration Statement No. 333-92959, and Amendment No. 1 to Registration Statement No. 333-123612 all on Forms S-3 of our reports dated February 21, 2014, relating to the consolidated financial statements and financial statement schedule of Camden Property Trust and the effectiveness of Camden Property Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Houston, Texas
February 21, 2014